UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 19, 2022
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Rayonier Advanced Materials Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in a Current Report on Form 8-K filed by Rayonier Advanced Materials Inc. (the “Company”) with the Securities and Exchange Commission on December 6, 2021 (the “December Form 8-K”), Paul G. Boynton notified the Company of his decision to retire from his position as President and Chief Executive Officer of the Company effective December 31, 2021. In the December Form 8-K, a separation and transition arrangement for Mr. Boynton (the “Separation and Transition Arrangement”) was reported pursuant to which Mr. Boynton would remain on the Company’s Board of Directors (the “Board”), serving in the new role of Vice Chair through the Company’s 2022 annual meeting of stockholders, at which time he would step down from the Board. It was also reported that Mr. Boynton would continue as a non-executive employee of the Company in the role of Senior Advisor, assisting with the transition of his duties and continuing his work on various Company initiatives through June 30, 2022 (the “Separation Date”), and thereafter would continue certain of his transition duties in a consulting capacity through December 31, 2022. The December Form 8-K noted that the Company was then in discussions with Mr. Boynton regarding the specific terms of his Separation and Transition Arrangement and that such terms would be disclosed once formally agreed to.

On January 19, 2022, the Board approved a separation and release agreement between the Company and Mr. Boynton (the “Separation Agreement”) setting forth the terms of the Separation and Transition Arrangement, and the independent members of the Board approved the compensatory terms set forth in the Separation Agreement, the key terms of which are summarized below.

The Separation Agreement confirms the terms of the Separation and Transition Arrangement and the compensation and benefits related thereto. Specifically, under the Separation Agreement, Mr. Boynton will receive monthly cash payments of $86,250 (“Base Compensation”) for his service as a non-executive employee from January 1, 2022 through the Separation Date and thereafter as a consultant from July 1, 2022 until his separation from the Company on December 31, 2022. Mr. Boynton will also participate in the 2022 annual cash incentive program with a target bonus equal to 120% of his annual Base Compensation. His bonus payout will be based on achievement of the pre-established performance metrics under the annual cash incentive program for the full year without proration. The pre-established performance metrics are identical to metrics used under the program for other Company executives and are primarily based on EBITDA, working capital and strategic metrics. Further, any amount earned will be paid at the same time that awards are paid to other program participants.

Under the terms of the Separation Agreement, Mr. Boynton was also granted a time-vested restricted stock unit (“RSU”) award effective January 19, 2022 under the 2022 long-term incentive program with a value of $949,200. This award is scheduled to vest in full one year following the date of grant and will otherwise be subject to the terms and conditions of the award agreement.

Mr. Boynton’s prior time-vested RSU awards and performance stock unit (“PSU”) awards remain outstanding and continue to vest in accordance with their terms; provided, under the terms of the Separation Agreement, and consistent with the terms of his 2021 long-term incentive awards, Mr. Boynton’s right to his 2020 PSU award will vest in full without proration on the Separation Date, with the number of earned shares to be determined based on achievement of the pre-established performance metrics and paid at the same time that PSU awards are paid to other participants generally.

Upon termination of Mr. Boynton’s employment for Cause or due to his voluntary resignation other than for Good Reason, each as defined in the Separation Agreement (a “Disqualifying Termination”), his outstanding RSU and PSU awards would be immediately forfeited to the extent unvested. Upon a termination of his employment other than due to a Disqualifying Termination, Mr. Boynton’s outstanding RSU awards would immediately vest in full, and his outstanding PSU awards would vest in full without proration and remain outstanding, with the number of earned shares to be determined based on achievement of the pre-established performance metrics and paid at the same time that PSU awards are paid to other participants generally.

Mr. Boynton will continue to participate in the executive perquisite program, providing for an executive physical as well as financial planning reimbursement of up to $25,000, through December 31, 2022. Mr. Boynton will also continue to participate in the Company’s qualified and nonqualified retirement and deferred compensation plans, as well as the Company’s medical, dental, vision and life insurance benefit programs through the Separation Date. For the period from July 1, 2022 through December 31, 2022, the Company will pay COBRA premiums for Mr. Boynton’s continued medical, dental and vision coverage and will cover the expense of continued life insurance coverage.

If Mr. Boynton’s employment or consulting role is terminated due to a Disqualifying Termination prior to December 31, 2022, he forfeits his right to any further payments or benefits under the Separation Agreement. If Mr. Boynton’s employment or consulting role is terminated other than due to a Disqualifying Termination, Mr. Boynton continues to receive all payments and benefits provided for under the Separation Agreement.

Payment of Mr. Boynton’s compensation pursuant to the Separation Agreement will be conditioned upon the execution and non-revocation of a waiver and release of claims against the Company at the time of execution of the Separation Agreement and when he ceases employment with the Company.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished herewith:

10.1	Separation and Release Agreement
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Vice President, General Counsel and Corporate Secretary

January 20, 2022

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